Exhibit 10.8

WAIVER OF SALARY CONTINUATION AGREEMENT

This WAIVER OF SALARY CONTINUATION AGREEMENT, dated August 13, 2007, is by and between UNION TRUST COMPANY, a Maine banking corporation with a place of business in Ellsworth, Hancock County, Maine (the “Bank”), and Peter A. Blyberg of Blue Hill, Maine (the “Employee”).

WHEREAS, the Bank is a subsidiary of Union Bankshares Company (the “Corporation”); and

WHEREAS, the Bank and the Employee entered into a certain Salary Continuation Agreement on August 12, 1993 (the “Agreement”); and

WHEREAS, the Corporation is in discussions to engage in a transaction (the “Proposed Transaction”) with Camden National Corporation which, if and when consummated, would constitute a “Business Combination” (as such term is defined in the Agreement); and

WHEREAS, the Employee, as a shareholder and employee of the Corporation, will benefit from the consummation of the Proposed Transaction; and

WHEREAS, in anticipation of, and subject to the consummation of, the Proposed Transaction, the parties desire to terminate the Agreement without the payment of any amounts thereunder to the Employee.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties to the Agreement hereby agree as follows:

1. For consideration duly received, including without limitation the possibility of the consummation of the Proposed Transaction and the Employee’s continued at-will employment with the Bank, the Employee as of the date first above written hereby irrevocably waives any and all benefits and/or payments he may now or in the future be entitled to receive under the Agreement. Such waiver shall be effective as of the day immediately prior to the closing date of the Proposed Transaction.

2. The parties intend this Waiver to render, and hereby agree that this Waiver renders, the Agreement null and void as of the day immediately prior to the closing date of the Proposed Transaction.

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first above written.

/s/ Peter A. Blyberg
Peter A. Blyberg

UNION TRUST COMPANY

By:	/s/ Sally J. Hutchins
Name:	Sally J. Hutchins
Title:	SVP, Director of HR